SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

45 West 36th Street, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 30, 2013, Intellect Neurosciences, Inc. (OTCBB: ILNS) issued a press release announcing that it has retained Dr. Daniel Chain, though Chain Pharmaceuticals LLC, as a consultant to assist the company in managing its patent estate and external collaborations and pursuing strategic alternatives for the company, which may include partnerships, strategic business model alternatives, a sale or other transaction. Dr. Chain, Intellect’s founder, former Chairman and CEO, inventor of the company’s technology platforms and developer of its ongoing programs, is uniquely qualified to assist the company in its efforts to maximize the value of Intellect’s unique collection of high value assets.

In connection with the engagement of Chain Pharmaceuticals, LLC, the company and Dr. Chain entered into mutual releases of all claims against each other, in particular, a release by the company of Dr. Chain from any claim related to Dr. Chain’s involvement with the development of CHF5074, a drug product candidate designed as a treatment for early stage Alzheimer’s disease. CHF5074 is currently owned by Chiesi Farmaceutici S.p.A., a pharmaceutical company based in Parma, Italy.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

99.1	Press Release dated July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: August 12, 2013	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: Director and Consulting CFO